For Immediate Release

Contact: ValueRich, Inc.

(561) 832-8878

info@valuerichonline.com

VALUERICH ANNOUNCES A NEW DIRECTOR, DAVID LEMOIE,

TO REPLACE RESIGNING DIRECTOR BRUCE JORDAN

ON THE BOARD OF DIRECTORS OF COMPANY

WEST PALM BEACH, FLORIDA, March 20, 2008 -- ValueRich, Inc. (AMEX: IVA), Joseph Visconti, CEO, Chairman of the Board and President of ValueRich, Inc. announced today that Bruce Jordan has resigned from the Board of Directors of the Company, effective March 19th, in order to pursue other business interests. Mr. Jordan’s letter of resignation did not mention any circumstances surrounding his resignation nor any disagreements with the Company.

The Company has appointed David Lemoie to fill the vacancy created by Mr. Jordan’s departure. Mr. Lemoie will serve on the Company’s audit committee. Mr. Lemoie is an attorney who is admitted to practice law in the states of Florida, Rhode Island and Massachusetts. Mr. Lemoie concentrates his practice in the areas of commercial, corporate and bankruptcy litigation, land use and corporate transactions.

ABOUT VALUERICH, INC.

ValueRich, Inc. (the Company) was incorporated under the laws of the State of Florida on July 11, 2003. The company operates various online and offline media-based properties for corporate and financial professionals. Its properties include 1) iValueRich.com, 2) ValueRich magazine and 3) the ValueRich Small-Cap Financial Expo.

For more information about ValueRich, Inc. contact Joseph Visconti, President and CEO, at (561) 832-8878 and please visit our web site at www.ivaluerich.com.